Exhibit 99.1

Paycom Software, Inc. Reports Fourth Quarter and Year-End 2017 Results

Fourth Quarter Revenues of $114.0 million, up 30% from comparable prior year period

Fourth Quarter GAAP Net Income of $12.9 million, or $0.22 per diluted share, up 49% from comparable prior year period

Fourth Quarter Adjusted EBITDA of $31.8 million, up 54% from comparable prior year period

Fourth Quarter non-GAAP Net Income of $16.8 million, or $0.29 per diluted share

Full Year 2017 Revenues of $433.0 million, up 32% from comparable prior year period

Full Year 2017 GAAP Net Income of $66.8 million, or $1.13 per diluted share, up 52% from comparable prior year period

Full Year 2017 Adjusted EBITDA of $137.0 million, up 45% from comparable prior year period

Full Year 2017 non-GAAP Net Income of $76.7 million, or $1.30 per diluted share

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter and full year ended December 31, 2017.

“I’m proud of our accomplishments in 2017 as we achieved our goals and achieved 32% revenue growth for the year,” said Paycom’s founder and CEO, Chad Richison. “Our profitable business model also allowed us to continue to return value to our stockholders, as we repurchased over 1.2 million shares in 2017.”

Financial Highlights for the Fourth Quarter of 2017

Total Revenues of $114.0 million represented a 30% increase compared to total revenues of $87.8 million in the same period last year. Recurring revenues of $111.7 million increased 29% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $12.9 million, or $0.22 per diluted share, compared to GAAP net income of $8.6 million, or $0.15 per diluted share, in the same period last year.

Adjusted EBITDA1 was $31.8 million, compared to $20.7 million in the same period last year.

Non-GAAP Net Income1 was $16.8 million, or $0.29 per diluted share, compared to $10.8 million, or $0.18 per diluted share, in the same period last year.

Cash and Cash Equivalents were $46.1 million as of December 31, 2017.

Total Debt was $35.3 million as of December 31, 2017.

Financial Highlights for the Full Year 2017

Total Revenues of $433.0 million represented a 32% increase compared to total revenues of $329.1 million in the same period last year. Recurring revenues of $425.4 million increased 31% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $66.8 million, or $1.13 per diluted share, compared to GAAP net income of $43.8 million, or $0.74 per diluted share, in the same period last year.

Adjusted EBITDA1 was $137.0 million, compared to $94.5 million in the same period last year.

Non-GAAP Net Income1 was $76.7 million, or $1.30 per diluted share, compared to $51.6 million, or $0.87 per diluted share, in the same period last year.

[1]	Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending March 31, 2018 and the year ending December 31, 2018. Please note that this guidance reflects the January 1, 2018 adoption of ASU No. 2014-09, Topic 606:

Quarter Ending March 31, 2018

Total Revenues in the range of $150 million to $152 million.

Adjusted EBITDA in the range of $74 million to $76 million.

Year Ending December 31, 2018

Total Revenues in the range of $541 million to $543 million.

Adjusted EBITDA in the range of $213 million to $215 million.

We have not reconciled the Adjusted EBITDA ranges for the quarter ending March 31, 2018 or the year ending December 31, 2018 to net income because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income is not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and non-GAAP net income. Management uses Adjusted EBITDA and non-GAAP net income as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) Adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), loss on early repayment of debt, and the change in fair value of our interest rate swap and (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), loss on early repayment of debt and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes. Adjusted EBITDA and non-GAAP net income are metrics that provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, Adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA or non-GAAP net income in isolation, or as a substitute for net income or other consolidated statements of income data prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, Feb. 6, 2018, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (866) 362-4443 (domestic) or (412) 317-5229 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until Feb. 13, 2018. The replay passcode is 10115660.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the impact of future regulatory, judicial, or legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to expand our corporate headquarters within an expected timeframe; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development; the expected impact of the Tax Cuts and Jobs Act of 2017 and our expected income tax rate for future periods; our plans to purchase shares of our common stock through a stock repurchase plan; and the impact on our consolidated financial statements of new accounting pronouncements. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “should,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2016. We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

(unaudited)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$46,077	$60,158
Accounts receivable	1,576	1,339
Prepaid expenses	4,982	4,475
Inventory	979	675
Income tax receivable	7,047	692

Current assets before funds held for clients	60,661	67,339
Funds held for clients	1,089,201	858,244

Total current assets	1,149,862	925,583
Property and equipment, net	147,705	96,848
Deposits and other assets	1,456	1,215
Goodwill	51,889	51,889
Intangible assets, net	958	1,871
Deferred income tax assets, net	3,294	1,207

Total assets	$1,355,164	$1,078,613

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,490	$3,737
Accrued commissions and bonuses	9,585	8,003
Accrued payroll and vacation	7,015	4,769
Deferred revenue	6,982	5,230
Current portion of long-term debt	888	1,113
Accrued expenses and other current liabilities	19,991	17,798

Current liabilities before client funds obligation	50,951	40,650
Client funds obligation	1,089,201	858,244

Total current liabilities	1,140,152	898,894

Long-term derivative liability	554	—
Long-term deferred revenue	44,642	34,481
Net long-term debt, less current portion	34,414	28,711

Total long-term liabilities	79,610	63,192

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 60,149,411 and 58,453,283 shares issued at December 31, 2017 and 2016, respectively; 57,788,573 and 57,331,022 shares outstanding at December 31, 2017 and 2016, respectively)	601	585
Additional paid in capital	137,234	95,452
Retained earnings	137,255	70,448
Treasury stock, at cost (2,360,838 and 1,122,261 shares at December 31, 2017 and 2016, respectively)	(139,688)	(49,958)

Total stockholders’ equity	135,402	116,527

Total liabilities and stockholders’ equity	$1,355,164	$1,078,613

Paycom Software, Inc.

Consolidated Statements of Income

(in thousands, except per share and share amounts)

(unaudited)

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenues
Recurring	$111,661	$86,295	$425,424	$323,548
Implementation and other	2,364	1,515	7,623	5,593

Total revenues	114,025	87,810	433,047	329,141

Cost of revenues
Operating expenses	16,419	13,777	62,438	48,268
Depreciation and amortization	2,761	1,705	9,590	5,798

Total cost of revenues	19,180	15,482	72,028	54,066

Administrative expenses
Sales and marketing	44,052	36,556	150,512	119,258
Research and development	7,426	6,672	30,430	20,966
General and administrative	21,197	14,163	91,647	69,046
Depreciation and amortization	2,736	2,256	9,805	7,834

Total administrative expenses	75,411	59,647	282,394	217,104

Total operating expenses	94,591	75,129	354,422	271,170

Operating income	19,434	12,681	78,625	57,971
Interest expense	(153)	(303)	(911)	(1,036)
Other income, net	(1,429)	371	(1,067)	308

Income before income taxes	17,852	12,749	76,647	57,243
Provision for income taxes	4,947	4,116	9,840	13,403

Net income	$12,905	$8,633	$66,807	$43,840

Earnings per share, basic	$0.22	$0.15	$1.15	$0.76
Earnings per share, diluted	$0.22	$0.15	$1.13	$0.74
Weighted average shares outstanding:
Basic	58,100,141	57,652,531	57,839,155	57,550,204
Diluted	58,850,271	58,882,996	58,790,019	58,968,099

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$66,807	$43,840
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,395	13,632
(Gain)/loss on disposition of property and equipment	21	(64)
Amortization of debt discount and debt issuance costs	117	124
Stock-based compensation expense	38,542	22,471
Loss on early repayment of debt	923	—
Cash paid for derivative settlement	(24)	—
Loss on derivative	673	—
Deferred income taxes, net	(2,087)	(1,848)
Changes in operating assets and liabilities:
Accounts receivable	(237)	1,015
Prepaid expenses	(507)	(944)
Inventory	462	418
Deposits and other assets	(241)	71
Accounts payable	79	(1,571)
Income taxes, net	(6,355)	6,051
Accrued commissions and bonuses	1,582	(684)
Accrued payroll and vacation	2,246	1,871
Deferred revenue	11,913	10,675
Accrued expenses and other current liabilities	(2,709)	3,896

Net cash provided by operating activities	130,600	98,953

Cash flows from investing activities:
Net change in funds held for clients	(230,957)	(161,541)
Purchases of property and equipment	(59,389)	(43,805)
Proceeds from sale of property and equipment	—	295

Net cash used in investing activities	(290,346)	(205,051)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	40,940	5,000
Repurchases of common stock	(56,880)	(35,561)
Withholding taxes paid related to net share settlements	(32,850)	(14,396)
Principal payments on long-term debt	(35,335)	(964)
Net change in client funds obligation	230,957	161,541
Debt extinguishment costs	(823)	—
Payment of debt issuance costs	(344)	(78)

Net cash provided by financing activities	145,665	115,542

Net change in cash and cash equivalents	(14,081)	9,444
Cash and cash equivalents
Beginning of year	60,158	50,714

End of year	$46,077	$60,158

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$791	$938
Cash paid for income taxes	$18,332	$9,323

Noncash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$6,686	$4,651
Stock-based compensation for capitalized software	$3,285	$1,784

Paycom Software, Inc.

Reconciliations of GAAP to non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income to Adjusted EBITDA:
Net income	$12,905	$8,633	$66,807	$43,840
Interest expense	153	303	911	1,036
Provision for income taxes	4,947	4,116	9,840	13,403
Depreciation and amortization expense	5,497	3,961	19,395	13,632

EBITDA	23,502	17,013	96,953	71,911
Non-cash stock-based compensation expense	6,759	3,689	38,513	22,546
Loss on early repayment of debt	923	—	923	—
Change in fair value of interest rate swap	649	—	649	—

Adjusted EBITDA	$31,833	$20,702	$137,038	$94,457

Total revenues	$114,025	$87,810	$433,047	$329,141
Adjusted EBITDA as a % of revenues	27.9%	23.6%	31.6%	28.7%

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income to non-GAAP net income
Net income	$12,905	$8,633	$66,807	$43,840
Non-cash stock-based compensation expense	6,759	3,689	38,513	22,546
Loss on early repayment of debt	923	—	923	—
Change in fair value of interest rate swap	649	—	649	—
Income tax effect on non-GAAP adjustments	(4,458)	(1,556)	(30,233)	(14,790)

Non-GAAP net income	$16,778	$10,766	$76,659	$51,596

Earnings per share, basic	$0.22	$0.15	$1.15	$0.76
Earnings per share, diluted	$0.22	$0.15	$1.13	$0.74
Non-GAAP net income per share, basic	$0.29	$0.19	$1.33	$0.90
Non-GAAP net income per share, diluted	$0.29	$0.18	$1.30	$0.87

Weighted average shares outstanding:
Basic	58,100,141	57,652,531	57,839,155	57,550,204
Diluted	58,850,271	58,882,996	58,790,019	58,968,099

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.22	$0.15	$1.15	$0.76
Non-cash stock-based compensation expense	0.12	0.06	0.67	0.39
Loss on early repayment of debt	0.02	—	0.02	—
Change in fair value of interest rate swap	0.01	—	0.01	—
Income tax effect on non-GAAP adjustments	(0.08)	(0.02)	(0.52)	(0.25)

Non-GAAP net income per share, basic	$0.29	$0.19	$1.33	$0.90

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.22	$0.15	$1.13	$0.74
Non-cash stock-based compensation expense	0.12	0.06	0.66	0.38
Loss on early repayment of debt	0.02	—	0.02	—
Change in fair value of interest rate swap	0.01	—	0.01	—
Income tax effect on non-GAAP adjustments	(0.08)	(0.03)	(0.52)	(0.25)

Non-GAAP net income per share, diluted	$0.29	$0.18	$1.30	$0.87

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Adjusted gross profit:
Total revenues	$114,025	$87,810	$433,047	$329,141
Less: Total cost of revenues	(19,180)	(15,482)	(72,028)	(54,066)

Total gross profit	94,845	72,328	361,019	275,075
Plus: Non-cash stock-based compensation expense	751	492	3,950	2,217

Total adjusted gross profit	95,596	72,820	364,969	277,292
Total gross profit %	83.2%	82.4%	83.4%	83.6%
Total adjusted gross profit %	83.8%	82.9%	84.3%	84.2%

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Adjusted sales and marketing expenses:
Sales and marketing expenses	$44,052	$36,556	$150,512	$119,258
Less: Non-cash stock-based compensation expense	(1,575)	(933)	(6,086)	(3,656)

Total adjusted sales and marketing expenses	$42,477	$35,623	$144,426	$115,602
Total revenues	$114,025	$87,810	$433,047	$329,141
Total adjusted sales and marketing expenses as a % of revenues	37.3%	40.6%	33.4%	35.1%

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Adjusted administrative expenses:
Total administrative expenses	$75,411	$59,647	$282,394	$217,104
Less: Non-cash stock-based compensation expense	(6,008)	(3,197)	(34,563)	(20,329)

Total adjusted administrative expenses	$69,403	$56,450	$247,831	$196,775
Total revenues	$114,025	$87,810	$433,047	$329,141
Total adjusted administrative expenses as a % of revenues	60.9%	64.3%	57.2%	59.8%

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Adjusted research and development expenses:
Research and development expenses	$7,426	$6,672	$30,430	$20,966
Less: Non-cash stock-based compensation expense	(398)	(160)	(1,912)	(836)

Total adjusted research and development expenses	$7,028	$6,512	$28,518	$20,130
Total revenues	$114,025	$87,810	$433,047	$329,141
Total adjusted research and development expenses as a % of revenues	6.2%	7.4%	6.6%	6.1%

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Total research and development costs:
Capitalized research and development costs	$4,773	$2,212	$15,821	$8,817
Research and development expenses	7,426	6,672	30,430	20,966

Total research and development costs	$12,199	$8,884	$46,251	$29,783

Total revenues	$114,025	$87,810	$433,047	$329,141
Total research and development costs as a % of total revenues	10.7%	10.1%	10.7%	9.0%
Total adjusted research and development costs:
Total research and development costs	$12,199	$8,884	$46,251	$29,783
Less: Capitalized non-cash stock-based compensation	(706)	(350)	(3,285)	(1,784)
Less: Non-cash stock-based compensation expense	(398)	(160)	(1,912)	(836)

Total adjusted research and development costs	$11,095	$8,374	$41,054	$27,163

Total revenues	$114,025	$87,810	$433,047	$329,141
Total adjusted research and development costs as a % of total revenues	9.7%	9.5%	9.5%	8.3%

Paycom Software, Inc.

Breakout of Non-Cash Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three months ended		Year ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Stock-based compensation expense:
Operating expenses	$751	$492	$3,950	$2,217
Sales and marketing	1,575	933	6,086	3,656
Research and development	398	160	1,912	836
General and administrative	4,035	2,104	26,565	15,837

Total non-cash stock-based compensation expense	$6,759	$3,689	$38,513	$22,546

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

media@paycom.com

or

Investor Relations Contact:

David Niederman, 855-603-1620

investors@paycom.com

Source: Paycom Software, Inc.